Exhibit 10.2

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the “Agreement”), dated as of April 16, 2014, is by and between Vape Holdings, Inc., a Delaware corporation (the “Company”), and Iroquois Master Fund Ltd., (the “Claimant”).  Company and Claimant shall sometimes be referred to herein as the “Parties” or individually as “Party.”

RECITALS

A.           The Company, the Claimant and others entered into a Securities Purchase Agreement dated May 18, 2011 (as amended from time to time, the “Securities Purchase Agreement”).

B.           Pursuant to the Securities Purchase Agreement, the Company issued to the Claimant Warrants (as defined in the Securities Purchase Agreement) to purchase shares of Common Stock. “Common Stock” means (i) the Company’s shares of common stock, $0.00001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

C.           Claimant was issued 50,000 Series A Warrant Shares exercisable at $0.70 per share.

D.           The Company underwent a 1:40 reverse stock split on January 8, 2014. Pursuant to the terms of the Warrant, Claimant’s Series A Warrant was adjusted to 1,250 Warrant Shares exercisable at $28.00 per share.

E.           On March 27, 2014, the Corporation received a Notice of Exercise from Claimant for 344,300 Warrant Shares via cashless exercise representing a partial exercise of Claimant’s Series A Warrant.

F.           A dispute arose between the Claimant and the Company over the proper Exercise Price (as defined in the Warrants) under the Series A Warrant resulting from Dilutive Issuances (as defined in the Warrants) that occurred as a result of various issuances of securities by the Company in 2013 and thereafter (the subject matter of such dispute is referred to herein as the “Disputed Subject Matter”).

G.           The Company and the Claimant desire to settle all disputes and claims between them in accordance with the terms of this Agreement.

H.           As a result of this settlement, Claimant shall be issued 240,462 free-trading shares of Common Stock of the Company at $0.114 per share Exercise Price.  Claimant shall have 65,404 Warrant Shares remaining on its Series A Warrant to be exercised at $0.114 which are not released herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Claimant and the Company hereby agree as follows:

1.             Company Release. The Company, on its own behalf and on behalf of its Subsidiaries (as defined below) and its and their respective officers, directors, affiliates, investors and other related Persons (as defined below) (the Company and all of the foregoing Persons referred to above in this Section 1 are referred to herein as “Company Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges Claimant and each of the present and former directors, officers, shareholders, members, managers, investment managers, investment advisers, partners, employees, agents, advisors and representatives of  Claimant(and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls Claimant within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended (the “1934 Act”), and each of the present and former directors, officers, shareholders, members, managers, investment managers, investment advisers, partners, employees, agents, advisors and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons and each of their direct and indirect related Persons (Claimant and all such other Persons referred to above in this Section 1 are referred to herein collectively as the “Claimant Releasees”) from all claims, actions, obligations, causes of action, suits, losses, omissions, damages, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), expenses and liabilities, of every name and nature, whether known or unknown, absolute or contingent, suspected or unsuspected, matured or unmatured, both at law and in equity, (collectively, the “Claims”) which any Company Releasor may now own, hold, have or claim to have against any of the Claimant Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company or any of its Subsidiaries (collectively, the “Company Claims”). The Company, on behalf of itself and its successors, assigns and other legal representatives and all of the other Company Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to any of the Company Releasors or the matters released by the Company Releasors in this Agreement not to) sue any of the Claimant Releasees on the basis of or related to or in connection with any Company Claim herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall release or relieve any obligations of Claimant under this Agreement.

2.             Claimant Release. Claimant, on its own behalf and on behalf of its officers and directors (or managers (as applicable)), (Claimant and all of the foregoing Persons referred to above in this Section 2 are referred to herein as “Claimant Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges the Company and its present and former officers, directors, employees, agents, advisors and representatives (the Company and its present and former officers and directors are referred to herein collectively as the “Company Releasees”) from all Claims which the Claimant Releasors may now own, hold, have or claim to have against any of the Company Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company or any of its Subsidiaries (collectively, the “Claimant Claims”). Claimant on behalf of itself and its successors, assigns and other legal representatives and the other Claimant Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to the Claimant Releasors or the matters released by Claimant in this Agreement not to) sue any of the Company Releasees on the basis of or related to or in connection with any of the Claimant Claims herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall release or relieve any obligations of the Company under (i) any of the 2011 Transaction Documents (as defined below) or (ii) this Agreement or any of the other Transaction Documents. “2011 Transaction Documents” means, collectively, the Transaction Documents (as defined in the Securities Purchase Agreement).

3.             Certain Agreements and Acknowledgements.

(a)            Exercise Price. The Company and the Claimant agree that (i) the Exercise Price (as defined in the Warrants) under Claimant’s Series A Warrant is $0.114 per share as of the time of execution and delivery of this Agreement by the parties hereto as a result of automatic adjustments thereto pursuant to Section 2(b) of such Series A Warrant caused by the Company’s issuance of securities between May 2013 through the date of this Agreement, and (ii) such automatic adjustments of the Exercise Price under the Series A Warrant have resulted in 307,018 shares of Common Stock in the aggregate being issuable such Series A Warrant as of the time of execution and delivery of this Agreement by the parties hereto.

(b)           Acknowledgements. The Company expressly acknowledges and agrees that nothing shall prohibit Claimant from exercising any of its Warrants on a “cashless basis” in connection with any exercise thereof. The Company further expressly acknowledges and agrees that for purposes of Rule 144(d) promulgated under the 1933 Act the holding period of Warrant Shares issued upon an exercise by Claimant of its Warrants on a “cashless basis” may be tacked onto the holding period of its Warrants, which such holding period commenced on May 23, 2011. The Company shall not (and shall cause each of its officers, directors, employees and agents to not) take any action or omit to take any action inconsistent with the foregoing. The Company shall (at the Company’s own expense) take all actions necessary (including, without limitation, to cause the issuance by its legal counsel of any necessary legal opinions) to issue to the Claimant Warrant Shares upon exercise of its Series A Warrant that are immediately freely tradable without restriction and not containing any restrictive legend, all without the need for any action by the Claimant.

(c)           Selling Restrictions. Claimant agrees solely with the Company and not with or for the benefit of any other Person that Claimant shall not (i) on any Trading Day (as defined below) on which the aggregate dollar volume of the Common Stock on such Trading Day on the principal securities exchange or securities market on which the Common Stock is then traded is less than $1,000,000 (as reported by Bloomberg (as defined below)), sell a number of Warrant Shares on such principal securities exchange or market (as applicable) on such Trading Day that exceeds 15% of the aggregate daily trading volume of the Common Stock on such Trading Day on such principal securities exchange or market (as applicable) (as reported on Bloomberg) or (ii) on any Trading Day on which the aggregate dollar volume of the Common Stock on such Trading Day on the principal securities exchange or securities market on which the Common Stock is then traded is greater than or equal to $1,000,000 (as reported by Bloomberg), sell a number of Warrant Shares on such principal securities exchange or market (as applicable) on such Trading Day that exceeds 20% of the aggregate daily trading volume of the Common Stock on such Trading Day on such principal securities exchange or market (as applicable) (as reported on Bloomberg).

(d)           Certain Definitions.

(i)             “Bloomberg” means Bloomberg, L.P.

(ii)            “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(iii)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(iv)          “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded.

4.             Deliveries.   Simultaneously with the execution and delivery of this Agreement by the parties hereto, the Company shall cause Island Stock Transfer (together with any subsequent transfer agent, the “Transfer Agent”) to deliver to the Claimant on the date hereof a certificate representing 240,462 Warrant Shares that is (i) free from all legends (including, without limitation, legends restricting transfer of the Warrant Shares) and (ii) not subject to any stop-transfer restriction, which represents the Warrant Shares issuable to Claimant pursuant to the Notice of Exercise (as defined in the Warrants) delivered to the Company by Claimant on March 27, 2014.

5.             Amendment. This Agreement may be amended only by a written agreement executed by each of the Parties.

6.             Authority to Execute.  Each of the Parties represents and warrants that they are competent to enter into this Agreement and each has the full right, power, and authority to enter into and perform the obligations under this Agreement.

7.             Counsel.  Each of the Parties acknowledges and represents that they have been given an opportunity to consult and be represented by, and each has consulted and been represented by, attorneys of their own choice regarding the execution of this Agreement, and each has relied upon the advice of such attorneys in executing this Agreement.

8.             No Reliance. Each of the Parties represents and declares that in executing this Agreement they rely solely upon their own judgment, belief and knowledge.

9.             No Admission of Liability.  The Parties acknowledge that this Agreement represents a settlement of disputed claims, and that by entering into this Agreement no Party admits or acknowledges the existence of any liability or wrongdoing, and everyone specifically denies any wrongdoing and liability. Nothing in this Agreement shall be construed or asserted as an admission of any fact or liability against any Party for any purpose other than the existence, enforcement, or interpretation of this Agreement. This settlement is being made to avoid the cost and uncertainty of litigation.

10.          Severance. If any provision of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable, only that provision(s) will be deemed severed and deleted from the Agreement as a whole, and neither such provision nor its severance and deletion shall in any way affect the validity of the remaining provisions of the Agreement.

11.           Counterparts. This Agreement may be executed in two or more counterparts.

12.           Signatures. This Agreement may be executed with electronic, facsimile or emailed signatures. Such signatures shall be deemed valid for all purposes as if they were signed by hand. A photostatic signature shall be equally valid as an original for all intents and purposes, including litigation or arbitration.

13.            Integration.  This Agreement constitutes the entire understanding of the Parties and supersedes all other negotiations and or agreements.

14.           Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Los Angeles County, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

15.           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and/or e-mail addresses for such communications are as follows:

If to the Company:

Vape Holdings, Inc.
20265 Ventura Boulevard, Suite A
Woodland Hills, CA 91364
E-mail address: kylet@vapeholdings.com
Attention:  Kyle Tracey,
                    Chief Executive Officer

With a copy (for informational purposes only) to:
Horwitz + Armstrong, LLP
26475 Rancho Parkway South
Lake Forest, CA 92630
Facsimile:  (949)540-6578
E-mail address: lhorwitz@horwitzarmstrong.com
                           ctinen@horwitzarmstrong.com
Attention:  Lawrence W. Horwitz, Esq.
                    Christopher L. Tinen, Esq.

If to Claimant:
_____________________
_____________________
_____________________
Facsimile:  (___) ___-____
E-mail address: ____________
Attention:  Chief Executive Officer

With a copy (for informational purposes only) to:
_____________________
_____________________
_____________________
Facsimile:  (___) ___-____
E-mail address:____________
Attention:  _______________, Esq.
                    _______________, Esq.

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively.

16.           Terms.  The Company represents and warrants that the Company has not entered into (or provided, granted or entered into any waiver, amendment, termination or the like with respect to) any agreement, arrangement, understanding, instrument or the like with, or for the benefit of, any holder of any other Warrants issued pursuant to the Securities Purchase Agreement or any warrants issued in exchange for or replacement or substitution of any of such other Warrants (all such other Warrants and all warrants issued in exchange for or replacement or substitution of any of such other Warrants are collectively referred to herein as the “SPA Warrants” and each holder thereof is referred to as an “Other Holder”) or any of their respective affiliates with respect to any of the SPA Warrants or any of the matters addressed or described herein (including, without limitation, the Disputed Subject Matter) with or that results in any terms and/or conditions which are more favorable in any respect to any such Person than any of the terms and/or conditions provided to, or for the benefit of, the Claimant herein. To the extent the Company enters into (or provides, grants or enters into any waiver, amendment, termination or the like with respect to) any, direct or indirect, agreement, arrangement, understanding, instrument or the like with, or for the benefit of, any Other Holder or any of their respective affiliates with respect to any of the SPA Warrants or any of the matters addressed or described herein (including, without limitation, the Disputed Subject Matter) that contains or results in any terms and/or conditions which are more favorable in any respect to any such Person than any of the terms and/or conditions provided to, or for the benefit of, the Claimant herein, then the Claimant, at its option, shall be entitled to the benefit of such more favorable terms and/or conditions (as the case may be) and this Agreement shall be automatically amended to reflect such more favorable terms and/or conditions (as the case may be). To the extent the Company, directly or indirectly, enters into (or provides, grants or enters into any waiver, amendment, termination or the like with respect to) any agreement, arrangement, understanding, instrument or the like with, or for the benefit of, any Other Holder or any of their respective affiliates with respect to any of the SPA Warrants or any of the matters addressed or described herein (including, without limitation, the Disputed Subject Matter) that contains or results in any terms and/or conditions which are more favorable in any respect than any of the terms and/or conditions provided to, or for the benefit of, the Claimant herein, then the Company shall promptly notify the Claimant of, and contemporaneously with such notification publicly disclose, any such terms and/or conditions (as the case may be). The Company further represents and warrants that (i) no consideration has been offered or paid to any Other Holder or any of their respective affiliates with respect to any of the SPA Warrants or any of the matters addressed or described in this Agreement (including, without limitation, the Disputed Subject Matter) or otherwise and (ii) no agreement, arrangement, understanding, instrument or the like has been entered into with or granted to any Other Holder or any of their respective affiliates with respect to any of the SPA Warrants or any of the matters addressed or described in this Agreement (including, without limitation, the Disputed Subject Matter) that contains any terms and/or conditions that are more favorable in any respect than any of the terms and/or conditions contained in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

VAPE HOLDINGS, INC. _____________________________ By: Kyle Tracey Its: CEO IROQUOIS MASTER FUND LTD. _____________________________ By:__________________________ Its:__________________________